Exhibit 99.1

SIDUS SPACE REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

Cape Canaveral, FL – August 14, 2025 – Sidus Space (NASDAQ: SIDU), (the “Company” or “Sidus”), an innovative space and defense technology company, today announced its financial results for the second quarter ended June 30, 2025, and provided a business update. The Company is scheduled to host a conference call and webcast today, Thursday, August 14, at 5:00 p.m. ET.

“Q2 was about disciplined execution and building durable technology assets. We advanced LizzieSat®-3 commissioning, fully staffed our 24/7 Mission Operations Center, and expanded our proprietary platform with the Fortis™ VPX Command and Data Handling system and Orlaith™ AI Ecosystem, built to move data and insights seamlessly across space, air, land, and sea.” said Carol Craig, Sidus Chairwoman and CEO. “We invested ahead of revenue to build core IP and capability. As we enter the second half of the year, we’re prioritizing commercialization, aligning spend to milestones, and pursuing capital-efficient ways to turn our technology into revenue.”

Operational Highlights for the Quarter Ending June 30, 2025:

●	Completed commissioning of the ADCS system on LizzieSat®-3 with cutting-edge Autonomous, Machine-Learning-Powered on-board GNC software

●	Fully staffed our in-house Mission Operations Center, enabling 24/7 spacecraft monitoring

●	Received Notice of Allowance for our Modular Satellite Platform—a patent that safeguards the intellectual property behind our adaptable and scalable satellite architecture

●	Deployed Orlaith™ AI system in Asia strengthening global AI and analytics offerings

●	Amended and extended the lunar satellite manufacturing contract with Lonestar Holdings, bringing the total potential value to $120 million

●	Continued building and delivering space and defense hardware for commercial and government customers

Subsequent Operational Highlights:

●	Designed LizzieLunar™ to address the Moon’s unique operational challenges

●	Successfully executed a capital raise to fund key technology initiatives, including dual-use, multi-domain Fortis™ VPX product line, which supports applications across air, land, sea and space

●	Appointed Tiffany Norwood, Founder and CEO of Tribetan and a globally recognized serial entrepreneur and technology pioneer, to the Board of Directors

Financial Highlights for the Second Quarter Ending June 30, 2025:

●	Revenue: $1.3 million, up 36% compared to $928,000 in Q2 2024, reflecting a strategic pivot away from legacy services to new commercial models

●	Cost of Revenue: $2.3 million, up 29% from Q2 2024 due to increased satellite and software depreciation and an increase of material and labor costs

●	Gross Profit (Loss): $(1.0) million, compared to $(841,000) loss in Q2 2024 due to reduced contribution from legacy high-margin services as we transition to higher-value, recurring revenue lines

●	SG&A Expenses: $4.3 million, up from $3.1 million in Q2 2024, driven by headcount growth, launch rescheduling, and operational scaling

●	Adjusted EBITDA: Loss of $3.9 million (non-GAAP), compared to a $3.2 million loss in Q2 2024

●	Net Loss: $5.6 million, versus $4.1 million in Q2 2024, driven by strategic investment and depreciation

●	Cash Position: $3.6 million as of June 30, 2025, versus $1.4 million a year earlier

Conference Call and Webcast

Event: Sidus Space Second Quarter Financial Results Conference Call

Date: Thursday, August 14, 2025

Time: 5:00 p.m. Eastern Time

Live Call: + 1-877-269-7751 (U.S. Toll-Free) or +1-201-389-0908 (International)

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1729391&tp_key=88085fa059

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until Thursday, August 28, 2025, at 11:59 P.M. ET and can be accessed by dialing +1-844-512-2921 (U.S. Toll-Free) or +1-412-317-6671 (International) and entering replay pin number: 13755242.

An online archive of the webcast will be available for three months following the event at https://investors.sidusspace.com/.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is an innovative space and defense technology company offering flexible, cost-effective solutions, including satellite manufacturing and technology integration, AI-driven space-based data solutions, mission planning and management operations, AI/ML products and services, and space and defense hardware manufacturing. With its mission of Space Access Reimagined®, Sidus Space is committed to rapid innovation, adaptable and cost-effective solutions, and the optimization of space system and data collection performance. With demonstrated space heritage, including manufacturing and operating its own satellite and sensor system, LizzieSat®, Sidus Space serves government, defense, intelligence, and commercial companies around the globe. Strategically headquartered on Florida’s Space Coast, Sidus Space operates a 35,000-square-foot space manufacturing, assembly, integration, and testing facility and provides easy access to nearby launch facilities. For more information, visit: www.sidusspace.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2024, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

To provide investors with additional information in connection with our results as determined in accordance with GAAP, we use non-GAAP measures of adjusted EBITDA. We use adjusted EBITDA in order to evaluate our operating performance and make strategic decisions regarding future direction of the company since it provides a meaningful comparison to our peers using similar measures. We define adjusted EBITDA as net income (as determined by U.S. GAAP) adjusted for interest expense, depreciation and amortization expense, acquisition deal costs, severance costs, capital market and advisory fees, equity-based compensation and warrant costs. These non-GAAP measures may be different from non-GAAP measures made by other companies since not all companies will use the same measures. Therefore, these non-GAAP measures should not be considered in isolation or as a substitute for relevant U.S. GAAP measures and should be read in conjunction with information presented on a U.S. GAAP basis.

The following table reconciles adjusted EBITDA to net loss (the most comparable GAAP measure) for the three months ended June 30, 2025 and 2024:

	Three Months Ended
	June 30,
	2025	2024	Change	%
Net Income / (Loss)	$(5,625,070)	$(4,136,084)	$(1,488,986)	36%
Interest Expense (i)	334,658	249,174	85,484	34%
Depreciation and Amortization (ii)	1,132,294	605,003	527,291	87%
Severance Costs	27,320	17,231	10,089	59%
Equity based compensation (iii)	184,448	80,829	103,618	128%
Total Non-GAAP Adjustments	1,678,720	952,237	726,483	76%
Adjusted EBITDA	(3,946,350)	(3,183,847)	(762,503)	24%

(i)	Sidus Space incurred increased interest expense due to short-term note payable due in Q4 2024 and interest expense related to an asset based loan.
(ii)	Sidus Space incurred increased depreciation expense 2025 and 2024 with launch and deployment of satellite fixed asset and related satellite software, as well as new ERP software capitalization.
(iii)	Sidus Space incurred increased equity based compensation expense due to incentive programs implemented by the Board in 2025.

SIDUS SPACE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets
Cash	$3,634,693	$15,703,579
Accounts receivable	873,557	827,886
Accounts receivable - related parties	1,037,606	641,376
Inventory	370,067	255,716
Contract asset	993,504	1,347,386
Contract asset - related party	107,013	46,953
Prepaid and other current assets	4,155,398	3,429,656
Total current assets	11,171,838	22,252,552

Property and equipment, net	17,179,137	14,891,976
Operating lease right-of-use assets	835,140	121,545
Intangible asset	398,135	398,135
Other assets	85,173	81,359
Total Assets	$29,669,423	$37,745,567

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$5,755,965	$3,388,667
Accounts payable and accrued interest - related party	774,600	673,743
Contract liability	-	16,192
Contract liability - related party	107,013	46,953
Asset-based loan liability	7,881,629	6,902,636
Notes payable	-	3,059,767
Operating lease liability	260,311	121,544
Total current liabilities	14,779,518	14,209,502

Operating lease liability - non-current	575,598	-
Total Liabilities	15,355,116	14,209,502

Commitments and contingencies	-	-

Stockholders’ Equity
Preferred Stock: 5,000,000 shares authorized; $0.0001 par value; no shares issued and outstanding
Series A convertible preferred stock: 2,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock: 210,000,000 authorized; $0.0001 par value
Class A common stock: 200,000,000 shares authorized; 18,204,483 and 15,956,816 shares issued and outstanding, respectively	1,821	1,597
Class B common stock: 10,000,000 shares authorized; 100,000 shares issued and outstanding	10	10
Additional paid-in capital	86,705,397	83,887,682
Accumulated deficit	(72,392,921)	(60,353,224)
Total Stockholders’ Equity	14,314,307	23,536,065
Total Liabilities and Stockholders’ Equity	$29,669,423	$37,745,567

SIDUS SPACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Revenue	$691,070	$834,798	$851,774	$1,679,909
Revenue - related parties	569,953	92,772	647,743	297,816
Total - revenue	1,261,023	927,570	1,499,517	1,977,725
Cost of revenue	2,288,165	1,768,671	4,155,137	2,734,762
Gross profit (loss)	(1,027,142)	(841,101)	(2,655,620)	(757,037)

Operating expenses
Selling, general and administrative expense	4,263,269	3,056,814	8,707,711	6,702,397
Total operating expenses	4,263,269	3,056,814	8,707,711	6,702,397

Net loss from operations	(5,290,411)	(3,897,915)	(11,363,331)	(7,459,434)

Other income (expense)
Other income	-	1,613	-	1,613
Interest expense	(2,546)	(186,175)	22,047	(339,701)
Interest income	27,979	12,313	94,324	12,313
Asset-based loan expense	(360,092)	(65,920)	(792,737)	(161,375)
Total other income (expense)	(334,659)	(238,169)	(676,366)	(487,150)

Loss before income taxes	(5,625,070)	(4,136,084)	(12,039,697)	(7,946,584)
Provision for income taxes	-	-	-	-
Net loss	(5,625,070)	(4,136,084)	(12,039,697)	(7,946,584)

Dividend on Series A preferred Stock	-	-	-	(42,375)
Net loss attributed to stockholders	$(5,625,070)	$(4,136,084)	$(12,039,697)	$(7,988,959)

Basic and diluted loss per common share	$(0.31)	$(0.99)	$(0.66)	$(2.32)
Basic and diluted weighted average number of common shares outstanding	18,320,025	4,181,344	18,274,485	3,450,577

SIDUS SPACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30,
	2025	2024

Cash Flows From Operating Activities:
Net loss	$(12,039,697)	$(7,946,584)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	436,692	160,028
Depreciation and amortization	2,066,969	858,033
Changes in operating assets and liabilities:
Accounts receivable	(45,671)	553,764
Accounts receivable - related party	(396,230)	(197,355)
Inventory	(114,351)	(182,757)
Contract asset	353,882	-
Contract asset - related party	(60,060)	(2,827)
Prepaid expenses and other assets	(729,556)	946,246
Accounts payable and accrued liabilities	2,537,168	(1,968,107)
Accounts payable and accrued liabilities - related party	100,857	210,363
Contract liability	(16,192)	-
Contract liability - related party	60,060	2,827
Changes in operating lease assets and liabilities	770	(3,699)
Net Cash provided by (used in) Operating Activities	(7,845,359)	(7,570,068)

Cash Flows From Investing Activities:
Purchase of property and equipment	(4,354,130)	(4,067,741)
Net Cash used in Investing Activities	(4,354,130)	(4,067,741)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock units	-	13,742,311
Proceeds from exercise of warrants	2,381,247	-
Proceeds from asset-based loan agreement	4,413,239	46,133
Repayment of asset-based loan agreement	(3,604,116)	(1,772,373)
Repayment of notes payable	(3,059,767)	(150,000)
Net Cash provided by (used in) Financing Activities	130,603	11,866,071

Net change in cash	(12,068,886)	228,262
Cash, beginning of period	15,703,579	1,216,107
Cash, end of period	$3,634,693	$1,444,369

Supplemental cash flow information
Cash paid for interest	$630,874	$338,116
Cash paid for taxes	$-	$-

Non-cash Investing and Financing transactions:
Conversion interest and fees of asset based loan	$169,870	$-
Class A common stock issued for conversion of Series A convertible preferred stock	$-	$16,566
Recognition of right-of-use asset and lease liability	$856,787	$284,861

Contacts:

Investor Relations

investorrelations@sidusspace.com

Media Inquiries

press@sidusspace.com